EXHIBIT 99.1

Contact:
Wayne D. Mackie	Dennis Walsh
Executive Vice President, CFO	Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR FISCAL 2013 FINANCIAL RESULTS

Portfolio Positioned for Continued Growth

Board Expands Share Repurchase Authorization

BOSTON, February 13, 2014 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced financial results for the fiscal fourth quarter and year ended December 28, 2013.

Revenue for the fourth quarter of fiscal 2013 increased to $75.7 million, compared with $67.5 million for the fiscal fourth quarter ended December 29, 2012. Non-GAAP revenue for the fourth quarter of fiscal 2013 increased to $74.3 million, compared with $66.0 million for the fourth quarter of fiscal 2012.

Net income for the fourth quarter of fiscal 2013 was $3.7 million, or $0.37 per diluted share. This compares with a net loss for the fourth quarter of fiscal 2012 of $53.5 million, or $5.33 per share, which included a net of tax, non-cash goodwill impairment charge of $57.8 million. Non-GAAP net income for the fourth quarter of fiscal 2013 was $3.7 million, or $0.37 per diluted share, compared with $4.3 million, or $0.43 per diluted share, for the fourth quarter of fiscal 2012.

The Adjusted EBITDA for the fourth quarter of fiscal 2013 was $11.9 million, or 15.8% of revenues, compared with $11.0 million, or 16.3% of revenues, for the fourth quarter of fiscal 2012. On a non-GAAP basis, the Adjusted EBITDA for the fourth quarter of fiscal 2013 was $11.9 million, or 16.0% of revenues, compared with $10.8 million, or 16.3% of revenues, for the fourth quarter of fiscal 2012. For fiscal 2013, non-GAAP Adjusted EBITDA increased by 1.6 percentage points to 15.4% compared to 13.8% in fiscal 2012.

A complete reconciliation between revenue, net income/loss and net income/loss per diluted share, and the calculation of Adjusted EBITDA, on a GAAP and non-GAAP basis, for the fourth quarters of fiscal 2013 and fiscal 2012, and for the full 2013 and 2012 fiscal years, is provided in the financial tables at the end of this release.

Management Comments

“CRA’s fourth quarter performance was driven by companywide utilization of 80% and solid contributions from across our portfolio,” said Paul Maleh, CRA’s President and Chief Executive Officer. “We’re pleased that both Litigation/Regulatory and Management Consulting continued to build upon the positive momentum we achieved during the third quarter of fiscal 2013.”

“On a year-over-year, non-GAAP basis, our portfolio delivered 12.6% revenue growth in the fourth quarter. Six practice areas, in particular, delivered even stronger year-over-year revenue growth: Antitrust & Competition Economics, Auctions & Competitive Bidding, Financial Economics, Intellectual Property, Life Sciences, and Transfer Pricing.”

“Selling, general and administrative operations also performed well and helped to improve our efficiency gains during the fourth quarter. On a non-GAAP basis, fourth quarter SG&A expenses, after adjusting for commissions to non-employee experts, decreased to 18.6% from 19.3% a year ago. For fiscal 2013, non-GAAP SG&A expenses, after adjusting for commissions to non-employee experts, decreased to 19.0%, compared with 21.1% in fiscal 2012.”

“As a result of our improved operating performance and collection efforts, cash and cash equivalents increased to $51.3 million as of December 28, 2013, up from $17.9 million at the end of the third quarter of fiscal 2013.”

Outlook

“On the heels of a strong second half of fiscal 2013, we are encouraged by our prospects for increasing profitability and revenue growth in fiscal 2014, both organically and through strategic hires. We are pleased with the level of lead flow activity and the quality of the conversion rate into revenue generating projects. While we remain cautious about our clients’ spending patterns, the broad-based demand for our services and the solid foundation we have put in place give us optimism that the momentum experienced during the past six months will continue into fiscal 2014,” Maleh concluded.

Share Repurchase Expansion

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of up to $15.0 million of CRA’s common stock, in addition to the $1.4 million remaining under its existing share repurchase program.

CRA will finance the existing and expanded repurchase programs with available cash. CRA may repurchase shares in open market purchases or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing and extent to which CRA repurchases shares under these programs will depend upon market conditions and other corporate considerations as may be considered in its sole discretion.

“CRA has the financial resources available to fund the existing and expanded share repurchase program while continuing to execute its corporate strategy,” said Wayne Mackie, CRA’s Chief Financial Officer.

CRA also announced today that its Board of Directors has authorized management to enter into a Rule 10b5-1 plan on behalf of CRA. CRA expects that the plan, once effective, will be in place through the end of 2014. The plan will allow CRA to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by CRA will have the authority under the terms and limitations specified in the plan to repurchase shares on the Company’s behalf in accordance with the terms of the plan. Because the repurchases under the plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the plan, or that there will be any repurchases pursuant to the plan.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its fourth-quarter and full-year 2013 financial results. To listen to a live webcast of the call, please visit the “Investor Relations” section of the Company’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for up to one year.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the Investor Relations section on the Company’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding certain restructuring costs, certain non-cash expenses, and the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Specifically, for the fourth quarter and full-year of fiscal 2013, the Company has excluded NeuCo’s results. For the fourth quarter and full year of fiscal 2012, the Company has excluded certain restructuring costs, a non-cash goodwill impairment charge, and NeuCo’s results. In calculating “Adjusted EBITDA” on a GAAP and non-GAAP basis, the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans. The calculation of Adjusted EBITDA on a non-GAAP basis for the periods presented includes all of the adjustments generally applicable to that period as described above in this paragraph.

Statements in this press release concerning the future business, operating results and financial condition of the Company, and statements using the terms “believes,” “expects,” “should,” “prospects,” “encouraged,” “optimism,” “opportunities,” “momentum…will continue,” “positioned for continued growth,” or similar expressions are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual performance or results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s stock-based compensation, dependence on key personnel, attracting, recruiting and retaining qualified consultants, dependence on outside experts, utilization rates, completing acquisitions and factors related to its completed acquisitions, including integration of personnel, clients and offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect the Company’s practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s management consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, the Company’s ability to collect on forgivable loans should any become due, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED DECEMBER 28, 2013 COMPARED TO THE QUARTER ENDED DECEMBER 29, 2012

(In thousands, except per share data)

	Quarter Ended December 28, 2013					Quarter Ended December 29, 2012
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to			Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP		% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(Restructuring) (2)	(Goodwill Impairment) (3)	(NeuCo) (1)	Results		Revenues

Revenues	$75,672	100.0%	$1,347	$74,325	100.0%	$67,533	100.0%	$—	$—	$1,546	$65,987		100.0%
Costs of services	51,628	68.2%	339	51,289	69.0%	44,271	65.6%	390	—	321	43,560		66.0%
Gross profit (loss)	24,044	31.8%	1,008	23,036	31.0%	23,262	34.4%	(390)	—	1,225	22,427		34.0%

Selling, general and administrative expenses	16,966	22.4%	942	16,024	21.6%	15,217	22.5%	(209)	225	775	14,426		21.9%
Depreciation and amortization	1,619	2.1%	—	1,619	2.2%	1,610	2.4%	207	—	1	1,402		2.1%
Goodwill impairment	—	0.0%	—	—	0.0%	71,394	105.7%	—	71,394	—	—		0.0%
Income (loss) from operations	5,459	7.2%	66	5,393	7.3%	(64,959)	-96.2%	(388)	(71,619)	449	6,599		10.0%

Interest and other income (expense), net	(238)	-0.3%	(17)	(221)	-0.3%	(28)	0.0%	—	—	(28)	—		0.0%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	5,221	6.9%	49	5,172	7.0%	(64,987)	-96.2%	(388)	(71,619)	421	6,599		10.0%
(Provision) benefit for income taxes	(1,505)	-2.0%	(63)	(1,442)	-1.9%	11,641	17.2%	99	13,852	(50)	(2,260)		-3.4%
Net income (loss)	3,716	4.9%	(14)	3,730	5.0%	(53,346)	-79.0%	(289)	(57,767)	371	4,339		6.6%
Net (income) loss attributable to noncontrolling interest, net of tax	6	0.0%	6	—	0.0%	(138)	-0.2%	—	—	(138)	—		0.0%
Net income (loss) attributable to CRA International, Inc.	$3,722	4.9%	$(8)	$3,730	5.0%	$(53,484)	-79.2%	$(289)	$(57,767)	$233	$4,339		6.6%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$0.37			$0.37		$(5.33)					$0.43
Diluted	$0.37			$0.37		$(5.33)					$0.43

Weighted average number of shares outstanding:
Basic	10,071			10,071		10,027					10,027
Diluted	10,148			10,148		10,027 (4)					10,127	(4)

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(2) During the fiscal quarter ended December 29, 2012, the Company incurred pre-tax expenses of $1.0 million and related income tax benefit of $0.3 million principally associated with restructuring actions announced in the third quarter of fiscal 2012, partially offset by $0.6 million of pre-tax credits and related income tax provision of $0.2 million principally associated with adjustments to its leased office space in Chicago, IL and Houston, TX.

(3) As part of its routine annual impairment test in fiscal 2012, the Company determined that it needed to write off a portion of its goodwill. The impairment charge in fiscal 2012 did not affect the Company’s liquidity position, cash flow, bank line of credit, or the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

(4)  Approximately 100,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fourth quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 29, 2012

(In thousands, except per share data)

	Fiscal Year Ended December 28, 2013					Fiscal Year Ended December 29, 2012
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to	Adjustments to	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	GAAP Results	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (1)	Results	Revenues	Results	Revenues	(Restructuring) (2)	(Goodwill Impairment) (3)	(NeuCo) (1)	Results	Revenues

Revenues	$278,432	100.0%	$5,050	$273,382	100.0%	$270,390	100.0%	$—	$—	$5,460	$264,930	100.0%
Costs of services	189,262	68.0%	1,365	187,897	68.7%	182,381	67.5%	3,825	—	1,314	177,242	66.9%
Gross profit (loss)	89,170	32.0%	3,685	85,485	31.3%	88,009	32.5%	(3,825)	—	4,146	87,688	33.1%

Selling, general and administrative expenses	64,242	23.1%	3,608	60,634	22.2%	67,235	24.9%	1,522	225	3,287	62,201	23.5%
Depreciation and amortization	6,411	2.3%	3	6,408	2.3%	7,190	2.7%	1,381	—	4	5,805	2.2%
Goodwill impairment	—	0.0%	—	—	0.0%	71,394	26.4%	—	71,394	—	—	0.0%
Income (loss) from operations	18,517	6.7%	74	18,443	6.7%	(57,810)	-21.4%	(6,728)	(71,619)	855	19,682	7.4%

Interest and other income (expense), net	(599)	-0.2%	(87)	(512)	-0.2%	(213)	-0.1%	—	—	(145)	(68)	0.0%
Income (loss) before (provision) benefit for income taxes and noncontrolling interest	17,918	6.4%	(13)	17,931	6.6%	(58,023)	-21.5%	(6,728)	(71,619)	710	19,614	7.4%
(Provision) benefit for income taxes	(6,683)	-2.4%	(244)	(6,439)	-2.4%	5,180	1.9%	968	13,852	(148)	(9,492)	-3.6%
Net income (loss)	11,235	4.0%	(257)	11,492	4.2%	(52,843)	-19.5%	(5,760)	(57,767)	562	10,122	3.8%
Net (income) loss attributable to noncontrolling interest, net of tax	135	0.0%	135	—	0.0%	(147)	-0.1%	—	—	(147)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$11,370	4.1%	$(122)	$11,492	4.2%	$(52,990)	-19.6%	$(5,760)	$(57,767)	$415	$10,122	3.8%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$1.13			$1.14		$(5.21)					$1.00
Diluted	$1.12			$1.13		$(5.21)					$0.98

Weighted average number of shares outstanding:
Basic	10,084			10,084		10,167					10,167
Diluted	10,173			10,173		10,167 (4)					10,307 (4)

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(2) During the fiscal year ended December 29, 2012, the Company incurred pre-tax expenses of $6.7 million and related income tax benefit of $1.0 million.  Of these amounts, $5.4 million of pre-tax expenses and $1.2 million of related income tax benefit were recorded in fiscal 2012 in connection with restructuring actions announced in the third quarter of fiscal 2012.  These actions included the elimination and restructuring of selected practice areas, and reducing selling, general, and administrative costs.In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations. The Company also incurred pre-tax expenses of $1.3 million and related income tax provision of $0.2 million in connection with the surrender of a portion of the Company’s leased office space in London, England and adjustments related to its leased office space in Chicago, IL and Houston, TX.

(3) As part of its routine annual impairment test in fiscal 2012, the Company determined that it needed to write off a portion of its goodwill. The impairment charge in fiscal 2012 did not affect the Company’s liquidity position, cash flow, bank line of credit, or the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

(4) Approximately 140,000 common stock equivalents are excluded from the GAAP results because they are antidilutive in the fourth quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 28,	December 29,
	2013	2012

Assets
Cash and cash equivalents	$51,251	$55,451
Accounts receivable and unbilled, net	82,131	77,270
Other current assets	29,906	38,956
Total current assets	163,288	171,677

Property and equipment, net	15,655	17,980
Goodwill and intangible assets, net	86,110	72,599
Other assets	54,839	29,754
Total assets	$319,892	$292,010

Liabilities and shareholders’ equity
Current liabilities	$87,873	$69,210
Long-term liabilities	7,382	10,566
Total liabilities	95,255	79,776

Total shareholders’ equity	224,637	212,234
Total liabilities and shareholders’ equity	$319,892	$292,010

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER AND YEAR ENDED DECEMBER 28, 2013 COMPARED TO THE FISCAL QUARTER AND YEAR ENDED DECEMBER 29, 2012

(In thousands)

	Quarter Ended December 28, 2013					Quarter Ended December 29, 2012
	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Adjustments to	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	GAAP Results	GAAP Results	Quarter Ended	% of
	December 28, 2013	Revenues	NeuCo (1)	December 28, 2013	Revenues	December 29, 2012	Revenues	Restructuring (2)	Goodwill Impairment (3)	NeuCo (1)	December 29, 2012	Revenues

Income (loss) from operations	$5,459	7.2%	$66	$5,393	7.3%	$(64,959)	-96.2%	$(388)	$(71,619)	$449	$6,599	10.0%
Depreciation and amortization	1,619	2.1%	—	1,619	2.2%	1,610	2.4%	207	—	1	1,402	2.1%
Goodwill impairment	—	0.0%	—	—	0.0%	71,394	105.7%	—	71,394	—	—	0.0%
EBITDA	7,078	9.4%	66	7,012	9.4%	8,045	11.9%	(181)	(225)	450	8,001	12.1%
Share-based compensation expenses	882	1.2%	—	882	1.2%	1,157	1.7%	—	—	—	1,157	1.8%
Amortization of forgivable loans	3,970	5.2%	—	3,970	5.3%	1,825	2.7%	226	—	—	1,599	2.4%
Adjusted EBITDA	$11,930	15.8%	$66	$11,864	16.0%	$11,027	16.3%	$45	$(225)	$450	$10,757	16.3%

	Year to Date Period Ended December 28, 2013					Year to Date Period Ended December 29, 2012
	GAAP			Non-GAAP		GAAP					Non-GAAP
	Year to Date	GAAP	Adjustments to	Year to Date	Non-GAAP	Year to Date	GAAP	Adjustments to	Adjustments to	Adjustments to	Year to Date	Non-GAAP
	Period Ended	% of	GAAP Results	Period Ended	% of	Period Ended	% of	GAAP Results	GAAP Results	GAAP Results	Period Ended	% of
	December 28, 2013	Revenues	NeuCo (1)	December 28, 2013	Revenues	December 29, 2012	Revenues	Restructuring (2)	Goodwill Impairment (3)	NeuCo (1)	December 29, 2012	Revenues

Income (loss) from operations	$18,517	6.7%	$74	$18,443	6.7%	$(57,810)	-21.4%	$(6,728)	$(71,619)	$855	$19,682	7.4%
Depreciation and amortization	6,411	2.3%	3	6,408	2.3%	7,190	2.7%	1,381	—	4	5,805	2.2%
Goodwill impairment	—	0.0%	—	—	0.0%	71,394	26.4%	—	71,394	—	—	0.0%
EBITDA	24,928	9.0%	77	24,851	9.1%	20,774	7.7%	(5,347)	(225)	859	25,487	9.6%
Share-based compensation expenses	3,035	1.1%	—	3,035	1.1%	4,947	1.8%	—	—	—	4,947	1.9%
Amortization of forgivable loans	14,194	5.1%	—	14,194	5.2%	6,317	2.3%	226	—	—	6,091	2.3%
Adjusted EBITDA	$42,157	15.1%	$77	$42,080	15.4%	$32,038	11.8%	$(5,121)	$(225)	$859	$36,525	13.8%

(1) These adjustments include activity related to NeuCo in the Company’s GAAP results.

(2) During the fiscal quarter ended December 29, 2012, the Company incurred pre-tax expenses of $1.0 million and related income tax benefit of $0.3 million principally associated with restructuring actions announced in the third quarter of fiscal 2012, partially offset by $0.6 million of pre-tax credits and related income tax provision of $0.2 million principally associated with adjustments to its leased office space in Chicago, IL and Houston, TX.

During the fiscal year ended December 29, 2012, the Company incurred pre-tax expenses of $6.7 million and related income tax benefit of $1.0 million.  Of these amounts, $5.4 million of pre-tax expenses and $1.2 million of related income tax benefit were recorded in fiscal 2012 in connection with restructuring actions announced in the third quarter of fiscal 2012.  These actions included the elimination and restructuring of selected practice areas, and reducing selling, general, and administrative costs.In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations.  The Company also incurred pre-tax expenses of $1.3 million and related income tax provision of $0.2 million in connection with the surrender of a portion of the Company’s leased office space in London, England and adjustments related to its leased office space in Chicago, IL and Houston, TX and Houston, TX.

(3) As part of its routine annual impairment test in fiscal 2012, the Company determined that it needed to write off a portion of its goodwill. The impairment charge in fiscal 2012 did not affect the Company’s liquidity position, cash flow, bank line of credit, or the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended	Fiscal Year Ended
	December 28,	December 29,
	2013	2012
Operating activities:
Net income (loss)	$11,235	$(52,843)
Adjustments to reconcile net income (loss) to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	4,473	72,002
Accounts receivable and unbilled services	6,920	5,597
Working capital items, net	(4,180)	(33,281)
Net cash provided by (used in) operating activities	18,448	(8,525)

Investing activities:
Consideration relating to acquisitions, net	(15,591)	—
Purchase of property and equipment	(2,816)	(2,732)
Sale of investments	—	23,989
Purchase of investments	—	(9,494)
Collections on notes receivable	14	989

Net cash (used in) provided by investing activities	(18,393)	12,752

Financing activities:
Issuance of common stock, principally stock option exercises	207	647
Payments on notes payable	(700)	(650)
Borrowings under line of credit	17,320	—
Repayments under line of credit	(17,320)	—
Tax withholding payments reimbursed by restricted shares	(730)	(1,360)
Excess tax benefits from share-based compensation	7	81
Repurchase of common stock	(2,190)	(9,062)
Debt issuance costs	(1,120)	—

Net cash used in financing activities	(4,526)	(10,344)

Effect of foreign exchange rates on cash and cash equivalents	271	(19)

Net decrease in cash and cash equivalents	(4,200)	(6,136)
Cash and cash equivalents at beginning of period	55,451	61,587

Cash and cash equivalents at end of period	$51,251	$55,451

Supplemental cash flow information:
Cash paid for income taxes	$2,887	$8,718
Cash paid for interest	$339	$223